Exhibit 10.11.1

SUNSHINE SILVER MINING & REFINING CORPORATION

CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of April 20, 2020, by and between Sunshine Silver Mining & Refining Corporation, a Delaware corporation (the “Company”), and Electrum Silver US LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, one or more Convertible Notes (as defined below), on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Certain Definitions.  As used in this Agreement, the following terms shall have  the following meanings.

“Convertible Note” means a convertible promissory note, in substantially the form of Exhibit A attached hereto, issued pursuant to this Agreement.

“Loan Agreements” means this Agreement and the Convertible Note.

“Securities” means the Convertible Note and the equity securities issuable upon conversion and/or exchange thereof.

“Securities Act” means the Securities Act of 1933, as amended.

2.             Purchase and Sale of Convertible Note.

2.1.         Sale and Issuance of Convertible Note.  On the terms and subject to the conditions of this Agreement, at each Closing (as defined below), the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a Convertible Note, in the principal amount set forth on Schedule 1 attached hereto.  The purchase price of  each Convertible Note shall be equal to 100% of the principal amount of such Convertible Note.

2.2.         Closings; Deliverables.

(a)           The initial closing of the issuance and sale of Convertible Notes (the “Initial Closing,” and the date of the Initial Closing, the “Initial Closing

Date”) shall take place at the offices of the Company, 1660 Lincoln St., Ste 2750, Denver, CO 80202 (or remotely via the exchange of documents and signatures) on the date of this Agreement or at such other time or place as the Company and the Purchaser shall mutually agree.

(b)           Until the earlier of (i) such time as the aggregate amount of principal indebtedness evidenced by all of the Convertible Notes issued and sold pursuant to this Agreement equals an aggregate of $10,000,000 or (ii) the date that is one year from the Initial Closing Date, the Company may issue and sell additional Convertible Notes to the Purchaser if each party so desires.  All such sales made at any additional closings (each, an “Additional Closing,” and collectively with the Initial Closing, each a “Closing” and the date of each Additional Closing, an “Additional Closing Date,” and collectively with the Initial Closing Date, a “Closing Date”) shall be made on the terms and conditions set forth in this Agreement.  Each Additional Closing shall take place at the offices of the Company, 1660 Lincoln St., Ste 2750, Denver, CO 80202 (or remotely via the exchange of documents and signatures) at such time or other place as the Company and the Purchaser mutually agree.

(c)           At each Closing, (i) the Company shall deliver to the Purchaser a Convertible Note, in the principal amount set forth on Schedule 1 attached hereto, registered in the name of the Purchaser; and (ii) the Purchaser shall pay to the Company by wire transfer of immediately available funds, the amount of set forth opposite the Purchaser’s name on Schedule 1 attached hereto.  For the avoidance of doubt, Schedule 1 shall be updated in connection with each Additional Closing to reflect the issuance of additional Convertible Notes.

3.             Representations and Warranties of the Company.  The Company hereby  represents and warrants to the Purchaser that the statements contained in this Section 3 are true, complete and accurate as of the applicable Closing.

3.1.         Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the financial condition, assets, properties, operating results or business of the Company.  The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted.

3.2.         Authorization.  All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Loan Agreements by the Company, the authorization, sale, issuance and delivery of the Convertible Note and the performance of all of the Company’s obligations under the Loan Agreements has been taken or will be taken prior to the applicable Closing.  The Loan Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.3.         No Conflict.  The execution and delivery of the Loan Agreements by the Company, the performance by the Company of its obligations pursuant to the Loan Agreements and the issuance of the Convertible Note will not result in any violation of, or conflict with, or constitute a default under, the Company’s certificate of incorporation or bylaws, each as amended to date.

3.4.         Governmental Consents.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Loan Agreements, the offer, sale or issuance of the Convertible Note or the consummation of any other transaction contemplated by the Loan Agreements, except (a) the filing of such notices as may be required under the Securities Act and (b) such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

3.5.         Capitalization.  The authorized capital of the Company consists of, as of immediately prior to the Initial Closing, 100,000,000 shares of common stock, par value $0.001 per share, of which 80,646,832 shares are issued and outstanding.

4.             Representations and Warranties of the Purchaser.  The Purchaser hereby  represents and warrants to the Company that the statements contained in this Section 4 are true, complete and accurate as of the applicable Closing.

4.1.         No Registration.  The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

4.2.         Investment Intent.  The Purchaser is acquiring the Securities for  investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Securities.

4.3.         Investment Experience.  The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Purchaser can protect the Purchaser’s own interests.  The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company.

4.4.         Speculative Nature of Investment.  The Purchaser understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks.  The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

4.5.         Access to Data.  The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Loan Agreements and the transactions contemplated by the Loan Agreements, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction.  The Purchaser believes that the Purchaser has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Securities.  The Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.  The Purchaser also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Loan Agreements.

4.6.         Accredited Investor.  The Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.7.         Rule 144.  The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  The Purchaser is aware of the provisions of Rule 144 promulgated  under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable.  The Purchaser understands that the current public information referred to above is not now available and the Company has no present plans to make such information available.  The Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the

Securities, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied.  The Purchaser acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities.  The Purchaser understands  that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.8.         No Public Market.  The Purchaser understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the securities issued by the Company.

4.9.         Authorization; No Conflict.  The Loan Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of the Loan Agreements by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

5.             Conditions of the Obligations of the Purchaser at Each Closing.  The obligation of the Purchaser to purchase any Convertible Note under this Agreement at the applicable Closing is subject to the fulfillment, or waiver by the Purchaser, of each of the following conditions on or before such Closing:

5.1.         Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of the applicable Closing Date; provided, that the representation regarding capitalization shall be true as if made as of the Initial Closing Date.

5.2.         Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Loan Agreements that are required to be performed or complied with by the Company prior to or at the applicable Closing.

5.3.         Qualifications.  All authorizations, approvals or permits (if any) of any governmental authority that are required in connection with the lawful issuance and sale of any Convertible Note in accordance with this Agreement shall be obtained and effective as of the applicable Closing.

6.             Conditions of the Company’s Obligations at Closing.  The obligation of the Company to issue and sell any Convertible Note to the Purchaser under this Agreement at the applicable Closing is subject to the fulfillment, or waiver by the Company, of the following conditions on or before the applicable Closing:

6.1.         Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of the such Closing Date.

6.2.         Performance.  The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Loan Agreements that are required to be performed or complied with by the Purchaser prior to or at the applicable Closing.

6.3.         Qualifications.  All authorizations, approvals or permits (if any) of any governmental authority that are required in connection with the lawful issuance and sale of the Note in accordance with this Agreement shall be obtained and effective as of the applicable Closing.

7.             Further Assurances.  Each of the parties hereto shall execute and deliver such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions of the Loan Agreements and the transactions contemplated hereby and thereby.  Each party shall use reasonable efforts to fulfill or obtain the fulfillment of the conditions to the applicable Closing as promptly as practicable.

8.             “Lock-Up” Agreement.  If requested by the Company or an underwriter of any securities of the Company, the Purchaser shall not offer, pledge, loan, sell, contract to sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any securities of the Company held by the Purchaser (other than those included in the registration) during the 180 day period following the effective date of the registration statement for the Company’s initial public offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).  The obligations described in this Section 8 shall  not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  The

Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of such 180 day (or other) period.  The Purchaser agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 8.

9.             Miscellaneous.

9.1.         Amendment.  None of the Loan Agreements nor any term hereof  or thereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Purchaser.

9.2.         Notices.  All notices and other communications required or permitted under the Loan Agreements shall be in writing and shall be emailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or courier service addressed:

(a)           if to the Company, to Sunshine Silver Mining & Refining Corporation, 1660 Lincoln St., Ste 2750, Denver, CO 80264, Attn: Roger Johnson, Email: roger.johnson@ssmines.com, or at such other current address as the Company shall have furnished to the Purchaser; and

(b)           if to the Purchaser, at the address set forth on the signature pages hereto or at such other current address the Purchaser shall have furnished to the Company.

All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) when delivered by hand or email (with evidence of sent email), if received prior to 5:00 p.m.  New York City time on a business day, otherwise on the next business day; (ii) one business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested and received; or (iii) if earlier, upon actual receipt by the party.

9.3.         Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

9.4.         Brokers or Finders.  The Company shall indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission arising from the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which the Company is responsible, and the Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission arising from the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser is responsible.

9.5.         Expenses.  The Company and the Purchaser shall each pay their own expenses in connection with the transactions contemplated by the Loan Agreements.

9.6.         Successors and Assigns.  The provisions of the Loan Agreements shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto

9.7.         Entire Agreement.  This Agreement, including the schedules and exhibits attached hereto, and the Convertible Note constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

9.8.         Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to any Loan Agreement upon any breach or default of any other party under any Loan Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under any Loan Agreement, or any waiver on the part of any party of any provisions or conditions of any Loan Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to any Loan Agreement, shall be cumulative and not alternative.

9.9.         Severability.  If any provision of this Agreement becomes or is declared  by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

9.10.       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S.  federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.11.       Jurisdiction; Venue.  With respect to any disputes arising out of or related to any Loan Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts of the State of New York (or in the event of exclusive federal jurisdiction, the courts of the Southern District of New York located in New York County).

9.12.       Attorney’s Fees.  In the event that any suit or action is instituted to enforce any provisions in any Loan Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to any Loan Agreement, including without limitation, all fees, costs and expenses of appeals.

9.13.       Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO ANY LOAN AGREEMENT.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Convertible Note Purchase Agreement as of the date first above written.

COMPANY:

SUNSHINE SILVER MINING & REFINING CORPORATION

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed this Convertible Note Purchase Agreement as of the date first above written.

PURCHASER:

ELECTRUM SILVER US LLC

By:	Electrum Strategic Management LLC, its manager

By:	/s/ Andrew M. Shapiro
	Name:	Andrew M. Shapiro
	Title:	Managing Director

Address: c/o The Electrum Group LLC 535 Madison Avenue, 12th Floor New York, New York 10022 Attn: Andrew Shapiro, Esq. Email: AShapiro@electrum-group.com

SCHEDULE 1

Purchaser Schedule

Name of Purchaser	Principal Amount of Convertible Note
Electrum Silver US LLC	$3,000,000

EXHIBIT A

THIS CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SUNSHINE SILVER MINING & REFINING CORPORATION

CONVERTIBLE PROMISSORY NOTE

$3,000,000.00	April 20, 2020

FOR VALUE RECEIVED, Sunshine Silver Mining & Refining Corporation, a Delaware corporation (the “Company”), hereby promises to pay to the order of Electrum Silver US LLC, a Delaware limited liability company (“Holder”), the principal sum of $3,000,000.00.  Interest shall accrue from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal amount at a rate equal to five percent per annum, compounding annually.  Interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days.  This Note is being issued pursuant to the Convertible Note Purchase Agreement, dated as of April 20, 2020 (the “Purchase Agreement”), between the Company and Holder.

This Note is subject to the following terms and conditions:

1.             Definitions.  For purposes of this Note, the following terms shall have the meanings set forth in this Section 1.  Any other capitalized term used herein but not defined herein shall have the meanings ascribed to such term in the Purchase Agreement.

“Affiliate” means, with respect to any individual or entity, any other individual or entity directly or indirectly controlling, controlled by or under common control with such individual or entity.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Common Stock” means the common stock of the Company.

“Electrum Global” means Electrum Global Holdings LP, a Cayman Islands exempted limited partnership.

“Indebtedness” means, without duplication, (a) all obligations of the Company, whether or not contingent, in respect of borrowed money, including all obligations evidenced by a note, bond, debenture or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances, (b) all capital leases or synthetic lease obligations of the Company, (c) all liabilities of the Company arising under any (i) interest rate swap or other interest rate protection agreement or other similar interest rate agreement, (ii) conditional sale or title retention arrangements, (iii) the unpaid purchase price of any assets, (iv) overdrafts, (v) surety bonds or letters of credit or (vi) currency or commodity hedging agreements, (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by the Company, whether or not the Indebtedness secured thereby has been assumed and (e) all indebtedness of others referred to in paragraph (a) through (c) above guaranteed by the Company.

“Next Equity Securities” means the type of equity securities of the Company issued in a financing.

“Qualified Financing” means the next sale by the Company of Next Equity Securities in a bona fide equity financing (including an initial public offering) following the date of this Agreement resulting in gross proceeds to the Company, in the aggregate, of at least $10,000,000 from investors that are not Affiliates of Electrum Global (not including, for purposes of such calculation, the conversion of this Note or any other convertible notes into Next Equity Securities).

“Valuation Cap Share Price” means $7.50 per share of Common Stock, subject to adjustment for any stock split, stock dividend, reverse stock split, recapitalization or the like occurring after the date of this Note.

2.             Maturity.  Unless converted, exchanged or otherwise paid pursuant to Section 3, the principal amount then outstanding and any accrued but unpaid interest under this Note shall be due and payable on April 19, 2023 (such, the “Maturity Date”).

3.             Conversion/Exchange.

(a)           Automatic Conversion.  Upon the consummation of a Qualified Financing prior to the Maturity Date, the principal amount then outstanding and any accrued but unpaid interest under this Note will automatically convert into shares of Next Equity Securities (i) at a price per share equal to the lesser of (A) 80% of the price per share of Next Equity Securities that are issued and sold by the Company in the Qualified Financing or (B) the Valuation Cap Share Price; and (ii) except as set forth in clause (i) above, with the same terms and conditions as the shares of Next Equity Securities that are issued and sold by the Company in the Qualified Financing.

(b)           Optional Conversion.  In the event the Company consummates, while this Note remains outstanding, an equity financing pursuant to which it sells Next Equity Securities in a transaction that does not constitute a Qualified Financing, then the Holder shall have the option to treat such equity financing as a Qualified Financing on the same terms set forth in Section 3(a).

(c)           Mechanics of Conversion or Exchange.  No fractional shares of capital stock of the Company will be issued upon the conversion of this Note.  In lieu of any fractional share to which Holder would otherwise be entitled, the Company will pay to Holder, in cash, the amount of the unconverted principal amount and any accrued but unpaid interest then outstanding under this Note that would otherwise be converted into such fractional share.  Upon conversion of this Note pursuant to this Section 3, Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company.  At its expense, the Company will, as soon as practicable thereafter, issue and deliver to Holder a certificate or certificates for the number of shares to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described herein.  Upon conversion or repayment of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount.

4.             Payment; Prepayment.

(a)           All payments under this Note shall be made in lawful money of the United States of America at such place as Holder may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the principal amount.

(b)           The Company shall not be permitted to prepay this Note without the prior written consent of the Holder.

5.             No Senior Debt.  Prior to the earlier of (i) the occurrence of a Qualified Financing, (ii) the consummation of a conversion at the option of the Holder pursuant to Section 3(b) or (iii) the payment of this Note and all interest accrued hereunder in full, the Company shall not create, incur, assume, permit to exist or otherwise become liable for any Indebtedness that is senior in any respect in right of payment to this Note.

6.             Event of Default.  If there shall be any Event of Default (as defined below), at the option and upon the declaration of Holder and upon written notice to the Company, this Note shall accelerate and all principal and accrued interest shall become due and payable.  The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)           the Company fails to pay timely any of the principal amount or other amounts due under this Note on the date the same becomes due and payable;

(b)           (i) the Company fails to comply with any material provision of this Note (other than those set forth in Section 5 of this Note) or the Purchase Agreement, which failure is not cured within 30 days of Holder’s written notice of such failure or (ii) the Company shall fail to observe or perform the covenant contained in Section 5 of this Note;

(c)           the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d)           an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

Upon the occurrence of an Event of Default, to the extent permitted by applicable law and notwithstanding anything to the contrary in this Note, the then-outstanding principal amount of this Note shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived, at a rate equal to the lesser of 15.0% per annum or the maximum allowed by law.

7.             No Security.  This Note is a general unsecured obligation of the Company.

8.             Governing Law.  This Note shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law.

9.             Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Note and signed by the Company and Holder.

10.          Transferability.  This Note, and the rights and obligations of Holder hereunder, may not be assigned by Holder, without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that Holder may assign this Note to an Affiliate without the consent of the Company.  The Company may not assign this Note or its rights or obligations under this Note.  The Company shall keep a register (the “Register”) in which it maintains a list of each Holder and the principal amount and interest due to each Holder.  No assignment shall be effective until recorded by the Company in the Register.

11.          Severability.  If any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Note, and such court will replace such illegal, void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Note shall be enforceable in accordance with its terms.

12.          Counterparts.  This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S.  federal ESIGN Act of

2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.          Purchase Agreement.  This Note is being issued pursuant to the Purchase Agreement and is entitled to all of the benefits, and subject to all of the limitations, provided in the Purchase Agreement, which are hereby incorporated herein by reference as though set forth herein in their entirety.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has caused this Convertible Promissory Note to be executed as of the date first above written.

COMPANY:

SUNSHINE SILVER MINING & REFINING CORPORATION

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Chief Financial Officer

June 23, 2020

Sunshine Silver Mining & Refining Corporation
1660 Lincoln St., Ste 2750
Denver, CO 80264
Attn: Roger Johnson

Dear Roger,

Reference is made to the Convertible Note Purchase Agreement (the “Purchase Agreement”), dated as of April 20, 2020, by and between Sunshine Silver Mining & Refining Corporation, a Delaware corporation (the “Company”), and Electrum Silver US LLC, a Delaware limited liability company (the “Purchaser”).

The Company and the Purchaser hereby agree that the reference to “$10,000,000” in Section 2.2(b) of the Purchase Agreement shall be amended to “$15,000,000”.

Other than as specifically set forth herein, all other terms and provisions of the Purchase Agreement shall remain unaffected by the terms of this letter agreement, and shall continue in full force and effect.

Please acknowledge your agreement to the foregoing by signing in the space provided below and returning a signed copy to me at your earliest convenience.

Very truly yours,

ELECTRUM SILVER US LLC

By:	Electrum Strategic Management LLC, its manager

By:	/s/ Andrew M. Shapiro
	Name:	Andrew M. Shapiro
	Title:	Managing Director

Acknowledged and Agreed:

SUNSHINE SILVER MINING & REFINING CORPORATION

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Chief Financial Officer